UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 9, 2025

BLUE OWL CREDIT INCOME CORP.
(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01369	85-1187564
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue
New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (212) 419-3000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.     Entry into a Material Definitive Agreement.
On September 11, 2025, Blue Owl Credit Income Corp. (the “Company”) issued €500,000,000 4.250% Notes due 2031 (the “2031 Notes”) under its €5,000,000,000 global medium term note program (the “GMTN Program”). The GMTN Program provides for the Company to issue debt securities from time to time. Debt securities issued pursuant to the GMTN Program will be in registered form and (i) may be issued to non-U.S. persons outside the United States in compliance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act, (ii) are not registered under the Securities Act, (iii) may not be offered or sold in the United States or to a U.S. person without registration under, or an applicable exemption from the registration requirements of the Securities Act, and (iv) are to be issued in an amount that does not exceed an aggregate of €5,000,000,000 (or its equivalent in other currencies) outstanding at any time.
The terms of the 2031 Notes are set out in a Pricing Supplement, dated September 9, 2025 (the “Pricing Supplement”) and the 2031 Notes were issued pursuant to a Subscription Agreement (the “Subscription Agreement”), dated September 9, 2025, by and among the Company, Blue Owl Credit Advisors LLC and Deutsche Bank AG, London Branch, Goldman Sachs International, HSBC Bank plc, ING Bank N.V., J.P. Morgan Securities plc and Natixis, named as the active bookrunners therein, and Banco Santander, S.A., Crédit Agricole Corporate and Investment Bank, NatWest Markets Plc, SMBC Bank International plc and Société Genéralé, named as the passive bookrunners therein, and BNP PARIBAS, named as the co-manager therein (together the “Managers”).
The 2031 Notes are issued subject to and with the benefit of an Agency Agreement, dated April 4, 2025, by and among the Company, Deutsche Bank AG, London Branch as issuing and principal paying agent, a transfer agent and as exchange agent and Deutsche Bank Trust Company Americas as registrar, a paying agent and a transfer agent in connection with the GMTN Program (the “Agency Agreement”). Holders of the 2031 Notes shall have the benefit of a deed of covenant, dated April 4, 2025 and made by the Issuer in connection with the GMTN Program (the “Deed of Covenant”) and, where applicable, a deed poll, dated April 4, 2025 and made by the Issuer in connection with the GMTN Program (the “Deed Poll”).
The net proceeds from the sale of the 2031 Notes offering were approximately €493,750,000, after deducting the fees paid to the Managers. The Company intends to use the net proceeds to pay down a portion of its outstanding indebtedness.
The 2031 Notes will mature on January 31, 2031, and may be redeemed at the Company’s option as set forth in the Pricing Supplement. The 2031 Notes bear interest at 4.250% per year, which shall be payable annually in arrear on January 31 in each year, commencing on January 31, 2026, up to and including the maturity date. The 2031 Notes will be the Company’s direct, unconditional and unsecured obligations and will rank pari passu, or equal, in right of payment among themselves and equally with all other unsecured obligations of the Company from time to time outstanding.
The 2031 Notes have been admitted to the Official List of The International Stock Exchange. There can be no assurance that such listing will be maintained.
The foregoing description of the 2031 Notes does not purport to be complete and is qualified in its entirety by reference to the Agency Agreement, the Deed of Covenant, the Deed Poll, the Pricing Supplement and the Subscription Agreement, filed as exhibits hereto and incorporated by reference herein.
Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits
(d) Exhibits

4.1	Agency Agreement, dated April 4, 2025, by and among Blue Owl Credit Income Corp. Deutsche Bank AG, London Branch and Deutsche Bank Trust Company Americas
4.2	Deed of Covenant, dated as of April 4, 2025, by Blue Owl Credit Income Corp.
4.3	Deed Poll, dated as of April 4, 2025, by Blue Owl Credit Income Corp.
4.4
Subscription Agreement, dated as of September 9, 2025, by and among Blue Owl Credit Income Corp., Blue Owl Credit Advisors LLC, and Deutsche Bank AG, London Branch, Goldman Sachs International, HSBC Bank plc, ING Bank N.V., J.P. Morgan Securities plc, Natixis, Banco Santander, S.A., Crédit Agricole Corporate and Investment Bank, NatWest Markets Plc, SMBC Bank International plc, Société Générale and BNP PARIBAS

4.5	Pricing Supplement, dated as of September 9, 2025 (incorporated by reference to Exhibit 4.4 hereto).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE OWL CREDIT INCOME CORP.

Dated: September 11, 2025	By:	/s/ Jonathan Lamm
Name: Jonathan Lamm Title: Chief Operating Officer and Chief Financial Officer